Proxy Voting Results

A special meeting of shareholders was held on November 18, 2015. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

Elizabeth S. Acton

Affirmative	5,966,899,870.80	100.000
Withheld	0.00	0.000
TOTAL	5,966,899,870.80	100.000

John Engler

Affirmative	5,966,899,870.80	100.000
Withheld	0.00	0.000
TOTAL	5,966,899,870.80	100.000

Albert R. Gamper, Jr.

Affirmative	5,966,899,870.80	100.000
Withheld	0.00	0.000
TOTAL	5,966,899,870.80	100.000

Robert F. Gartland

Affirmative	5,966,899,870.80	100.000
Withheld	0.00	0.000
TOTAL	5,966,899,870.80	100.000

Abigail P. Johnson

Affirmative	5,966,899,870.80	100.000
Withheld	0.00	0.000
TOTAL	5,966,899,870.80	100.000

Arthur E. Johnson

Affirmative	5,966,899,870.80	100.000
Withheld	0.00	0.000
TOTAL	5,966,899,870.80	100.000

Michael E. Kenneally

Affirmative	5,966,899,870.80	100.000
Withheld	0.00	0.000
TOTAL	5,966,899,870.80	100.000

James H. Keyes

Affirmative	5,966,899,870.80	100.000
Withheld	0.00	0.000
TOTAL	5,966,899,870.80	100.000

Marie L. Knowles

Affirmative	5,966,899,870.80	100.000
Withheld	0.00	0.000
TOTAL	5,966,899,870.80	100.000

Geoffrey A. von Kuhn

Affirmative	5,966,899,870.80	100.000
Withheld	0.00	0.000
TOTAL	5,966,899,870.80	100.000

Proposal 1 reflects trust wide proposal and voting results.

1

Annual Report